Exhibit 99.1

News Release	For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com

On the Internet:
www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL FIRST QUARTER RESULTS
PHOENIX, July 29, 2009 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first quarter of its fiscal year 2010 ended June 30, 2009.
Net sales for the first quarter of fiscal 2010 totaled $13,595,000, down 62% from $35,509,000 for the first quarter of fiscal year 2009.
Net loss for the fiscal 2010 first quarter was $1,449,000 compared to net income of $853,000 reported in the same quarter one year ago. Net loss per share based on basic and diluted weighted average shares outstanding was $0.22 versus basic and diluted net income per share of $0.13 last year.
Joseph Stegmayer, Chairman, President and Chief Executive Officer commented “Our first fiscal quarter results are representative of the continued challenges faced by the general economy and our industry, which are especially poignant in our core southwest market area. For the five months ended May 2009, industry-wide reported manufactured home shipments continue to be very low at 380 and 611 in Arizona and California, respectively. In an effort to further streamline our cost structure in this environment, we have moved our Phoenix, Arizona park model and vacation cabin operation to one of our other nearby factories. The combining factory had excess capacity available for a second production line, which is now being utilized for these specialty products. The transition was completed by the end of the first quarter with no interruption to the customers of that business.”
Mr. Stegmayer continued, “While business conditions are certainly challenging, we are well positioned to expand our presence in our current markets. Meanwhile, we are continuing the previously announced bid process for seven operating Fleetwood manufacturing facilities in as many states across the nation. Through a fifty percent owned subsidiary, we signed an asset purchase agreement last week, and are now working toward potential ownership in the near term. There are no assurances that this transaction will close or that it will be in the form currently contemplated. We do believe that a successful purchase will be a positive long-term strategic move for both the Cavco and Fleetwood Homes brand names.”
Cavco’s senior management will hold a conference call to review these results tomorrow, July 30, 2009, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2009 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
(more)

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,
	2009	2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$66,933	$70,557
Short-term investments	5,208	4,464
Restricted cash	313	244
Accounts receivable	6,276	6,234
Inventories	8,726	9,333
Prepaid expenses and other current assets	4,951	4,160
Deferred income taxes	3,179	3,434

Total current assets	95,586	98,426

Property, plant and equipment, at cost:
Land	6,580	6,580
Buildings and improvements	7,336	7,355
Machinery and equipment	8,232	8,203

	22,148	22,138
Accumulated depreciation	(9,563)	(9,279)

	12,585	12,859

Goodwill	67,346	67,346

Total assets	$175,517	$178,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$388	$739
Accrued liabilities	13,302	13,753

Total current liabilities	13,690	14,492

Deferred income taxes	15,191	16,099

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,507,000 and 6,506,843 shares, respectively	65	65
Additional paid-in capital	126,090	126,045
Retained earnings	20,481	21,930

Total stockholders’ equity	146,636	148,040

Total liabilities and stockholders’ equity	$175,517	$178,631

(more)

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008

Net sales	$13,595	$35,509
Cost of sales	13,501	31,321

Gross profit	94	4,188
Selling, general and administrative expenses	2,469	3,101

(Loss) income from operations	(2,375)	1,087
Interest income	27	294

(Loss) income before income taxes	(2,348)	1,381
Income tax benefit (expense)	899	(528)

Net (loss) income	$(1,449)	$853

Net (loss) income per share:
Basic	$(0.22)	$0.13

Diluted	$(0.22)	$0.13

Weighted average shares outstanding:
Basic	6,506,898	6,460,992

Diluted	6,506,898	6,696,158

(more)

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Net sales

Manufacturing	$12,966	$34,083

Retail	2,017	2,516

Less: Intercompany	(1,388)	(1,090)

Net sales	$13,595	$35,509

Floors sold — manufacturing	512	1,289

Average sales price per floor — manufacturing	$25,324	$26,441

Homes sold — manufacturing	378	855

Average sales price per home — manufacturing	$34,302	$39,863

Homes sold — retail	33	23

Capital expenditures	$10	$75

Depreciation	$284	$227

###